Exhibit 21

SUBSIDIARIES OF OSG AMERICA L.P.

The following table lists all subsidiaries of the Registrant and all companies in which the Registrant directly or indirectly owns a 49% interest, except for certain companies and subsidiaries which, if considered in the aggregate as a single entity, would not constitute a significant entity. All of the entities named below are limited liability companies, unless otherwise noted.

Company	Where Organized
Luxmar Tanker LLC	Delaware
Maremar Tanker LLC	Delaware
OSG 192 LLC	Delaware
OSG 209 LLC	Delaware
OSG 214 LLC	Delaware
OSG 242 LLC	Delaware
OSG 243 LLC	Delaware
OSG 244 LLC	Delaware
OSG 252 LLC	Delaware
OSG 254 LLC	Delaware
OSG America Operating Company LLC	Delaware
OSG Columbia LLC	Delaware
OSG Courageous LLC	Delaware
OSG Endurance LLC	Delaware
OSG Enterprise LLC	Delaware
OSG Freedom LLC	Delaware
OSG Honour LCC	Delaware
OSG Independence LLC	Delaware
OSG Intrepid LLC	Delaware
OSG Navigator	Delaware
OSG Product Tankers I, LLC	Delaware
OSG Product Tankers II, LLC	Delaware
OSG Product Tankers Member LLC	Delaware
OSG Product Tankers, LLC	Delaware
OSG Seafarer LLC	Delaware
OSG Shuttle Tankers Chinook II, LLC	Delaware
OSG Shuttle Tankers Chinook I, LLC	Delaware
OSG Shuttle Tankers Chinook, LLC	Delaware
OSG Shuttle Tankers Member (Chinook) LLC	Delaware
Overseas Anacortes LLC	Delaware

Overseas Boston LLC	Delaware
Overseas Diligence LLC	Delaware
Overseas Galena Bay LLC	Delaware
Overseas Houston LLC	Delaware
Overseas Integrity LLC	Delaware
Overseas Long Beach LLC	Delaware
Overseas Los Angeles LLC	Delaware
Overseas New Orleans LLC	Delaware
Overseas New York LLC	Delaware
Overseas Nikiski LLC	Delaware
Overseas Philadelphia LLC	Delaware
Overseas Puget Sound LLC	Delaware
Overseas Texas City LLC	Delaware